UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report
May 31, 2006
(Date of earliest event reported)
BFC Financial Corporation
(Exact name of registrant as specified in its Charter)

Florida	333-72213	59-2022148

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
(954) 940-4900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On May 31, 2006, Alan B. Levan, Chairman of BFC Financial Corporation (the “Company”), and John E. Abdo, Vice-Chairman of the Company, each entered into Rule 10b5-1 trading plans (the “Plans”) providing for the sale by each at specified minimum prices on predetermined dates each month of up to an aggregate of 90,000 shares of the Company’s Class A Common Stock. Mr. Levan’s Plan takes effect July 6, 2006 and expires September 7, 2007. Mr. Abdo’s Plan takes effect July 13, 2006 and expires September 17, 2007. The Plans allow for cumulating shares not sold in a given month for sale the following two months if the price of the stock is not above the specified minimum price and for a reduction of the minimum price upon certain events. Neither of Messrs. Levan or Abdo will have any further control over the timing of any sales under the Plans. To the extent necessary to satisfy the delivery of shares sold pursuant to the Plans, shares of the Company’s Class B Common Stock owned by Messrs. Levan or Abdo will be converted to the Company’s Class A Common Stock.
     The Plans are intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policies.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BFC FINANCIAL CORPORATION
By:	/s/ GLEN R. GILBERT
Glen R. Gilbert
Executive Vice President - Chief Financial Officer

Dated: June 2, 2006

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